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                                                                    EXHIBIT 5.01

                     [Letterhead of Gary Johnson Appears Here]

                                                              December 27, 1996


Northern States Power Company
414 Nicollet Mall
Minneapolis, Minnesota 55401

Ladies and Gentlemen:

I am participating in the proceedings incident to the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the unsecured subordinated debt securities (the "Debt Securities") of Northern States Power Company, a Minnesota corporation ("NSP"). The Registration Statement also relates to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities (the "Preferred Securities") of NSP Financing I and NSP Financing II, each a Delaware business trust (collectively, the "NSP Trusts"), and guarantees of the Preferred Securities by NSP (the "Preferred Securities Guarantees" and, together with the Debt Securities and the Preferred Securities, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act. Capitalized terms used but not defined herein are used as defined in the Registration Statement.

I have examined all statutes, records, instruments and documents which I have deemed necessary to examine for purposes of this opinion.

Based on the foregoing and my general familiarity with NSP and its affairs, I am of the opinion that:

    1. NSP was incorporated and is now a legal existing corporation under the laws of the state of Minnesota; has corporate power, right and authority to do business and to own property in the States of Minnesota, North Dakota and South Dakota in the manner and as set forth in the Registration Statement, Form S-3, to which this opinion is an exhibit; and has corporate power, right and authority to create, issue and sell the Debt Securities and Preferred Securities Guarantees;

    2. The Debt Securities, which are covered by the Registration Statement, will be legally issued by NSP, duly authorized, fully paid and non-assessable and will constitute valid and binding obligations of NSP, enforceable against NSP in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity, when and if (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Minnesota Public Utilities Commission has issued its order approving Capital Structure which permits NSP to issue

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    the Debt Securities and the Preferred Securities Guarantees; (iii)
    the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and duly executed and delivered by the Company and the Debt Trustee; (iv) the Company's Board of Directors or duly authorized officers of the Company shall have duly adopted final resolutions authorizing the issuance and sale of the Debt Securities, as contemplated by the Registration Statement and the Indenture; and (v) the Debt Securities shall have been duly executed and authenticated as provided in the Indenture and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and

    3. The Preferred Securities Guarantees will constitute the legal, valid and binding obligation of NSP, enforceable against NSP in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity, when
    (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Minnesota Public Utilities Commission has issued its order approving Capital Structure which permits NSP to issue the Debt Securities and the Preferred Securities Guarantees;
    (iii) the Preferred Securities Guarantee Agreement shall have been qualified under the Trust Indenture Act and duly executed and delivered by the Company and the Guarantee Trustee; (iv) the Preferred Securities shall have been legally issued; and (v) the Preferred Securities Guarantee shall have been duly executed and delivered as provided in the Preferred Securities Guarantee Agreement.

    I hereby consent to the use of this opinion as Exhibit 5.01 to the Registration Statement and to the use of my name under the caption "Validity of Securities" in the Prospectus and "Legal Matters" in the Prospectus Supplement included therein. This consent may be incorporated by reference into any registration statement of NSP relating to the Offered Securities included in this Registration Statement on Form S-3 filed after the date hereof pursuant to Rule 462(b) of the Securities Act.

                                  Respectfully submitted,


                                  Gary R. Johnson
                                  Vice President,
                                  General Counsel and Secretary,
                                  Northern States Power Company



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